CONSOLIDATED (MORE THAN 50% OWNED) SUBSIDIARIES

OF NORFOLK SOUTHERN CORPORATION AND STATES OF INCORPORATION

AS OF OCTOBER 20, 2003

State or Country

of Incorporation

Agency Media Services, Inc.	Indiana
Atlantic Acquisition Corporation	Pennsylvania
Atlantic Investment Company	Delaware
General American Insurance Company	Vermont
Norfolk Southern Properties, Inc.	Virginia
Norfolk Southern Railway Company	Virginia
NS Fiber Optics, Inc.	Virginia
NS Transportation Brokerage Information	Virginia
PDC Timber LLC	Delaware
PLC Timber LLC	Delaware
Pocahontas Development Corporation	Kentucky
Pocahontas Land Corporation	Virginia
Scioto Fuels, LLC	Virginia
TCS Leasing, Inc.	Oklahoma
T-Cubed of North America, Inc.	Delaware
T-Cubed of South Carolina, Inc.	South Carolina
T-Cubed of Virginia, Inc.	Virginia
Thoroughbred Direct Intermodal Services, Inc.	Pennsylvania
Thoroughbred Funding, Inc.	Virginia
Thoroughbred Technology and Telecommunications, Inc.	Virginia
Transworks Company	Indiana
Transworks Inc.	Virginia
Transworks of Indiana, Inc.	Indiana
Triple Crown Services Company

Norfolk Southern Railway Company Subsidiaries

Airforce Pipeline, Inc.	North Carolina
Alabama Great Southern LLC	Virginia
Alabama Great Southern Railroad Company, The	Alabama
Camp Lejeune Railroad Company	North Carolina
Central of Georgia LLC	Virginia
Central of Georgia Railroad Company	Georgia
Chesapeake Western Railway	Virginia
Cincinnati, New Orleans and Texas Pacific Railway Company, The	Ohio
Citico Realty Company	Virginia
Georgia Southern and Florida Railway Company	Georgia
High Point, Randleman, Asheboro and Southern Railroad Company	North Carolina
Interstate Railroad Company	Virginia
Lamberts Point Barge Company, Inc.	Virginia
Mobile and Birmingham Railroad Company	Alabama
Norfolk and Portsmouth Belt Line Railroad Company	Virginia
Norfolk Southern International, Inc.	Virginia
Norfolk Southern - Mexico, LLC	Virginia
NorfolkSouthernMexicana, S. de R.L. de C.V.	Mexico
North Carolina Midland Railroad Company, The	North Carolina
Rail Investment Company	Delaware
Rail Technologies, Inc.	Georgia
Shenandoah-Virginia Corporation	Virginia
South Western Rail Road Company, The	Georgia
Southern Rail Terminals, Inc.	Georgia
Southern Rail Terminals of North Carolina, Inc.	North Carolina
Southern Region Coal Transport, Inc.	Alabama
Southern Region Materials Supply, Inc.	Georgia
State University Railroad Company	North Carolina
Tennessee, Alabama & Georgia Railway Company	Delaware
Tennessee Railway Company	Tennessee
Virginia and Southwestern Railway Company	Virginia
Wheelersburg Terminal LLC	Virginia
Yadkin Railroad Company	North Carolina

Norfolk Southern Properties, Inc. Subsidiaries:
Alexandria-Southern Properties, Inc.	Virginia
Arrowood-Southern Company	North Carolina
Arrowood Southern Executive Park, Inc.	North Carolina
Carlyle CA Corporation	Virginia
Carlyle Development Corporation	Virginia
Charlotte-Southern Corporation	North Carolina
Charlotte-Southern Hotel Corporation	North Carolina
Lambert's Point Docks, Incorporated	Virginia
Nickel Plate Improvement Company, Inc., The	Indiana
NKPI Management, Inc.	Indiana
Norfolk Southern Industrial Development Corp.	Virginia
Norfolk Southern Tower, L.L.C.	Virginia
Northmont Limited Partnership	Georgia
NS-Charlotte Tower Corporation	North Carolina
NS Gas Properties, Inc.	Virginia
NS Gas Properties, II, Inc.	Virginia
Sandusky Dock Corporation	Virginia
Southern Region Industrial Realty, Inc.	Georgia
SRIR Timber, L.L.C.	Delaware
Virginia Holding Corporation	Virginia

In addition, NS owns direct or indirect equity interest in:

Conrail Inc.

Consolidated Rail Corporation and its consolidated subsidiaries including New York Central Lines LLC and

     Pennsylvania Lines LLC and their subsidiaries.

CRR Holdings LLC

Delaware Otsego Corporation

DOCP Acquisition, LLC

Green Acquisition Corp.